Exhibit 10.1

SECOND EXTENSION OF THE AMENDED AND RENEWED MANAGEMENT SERVICES AGREEMENT

     THIS SECOND EXTENSION OF THE AMENDED AND RENEWED MANAGEMENT SERVICES EXTENSION AGREEMENT is entered into as of the 29th day of August, 2004, by and between The Hearst Corporation (“Hearst”), a Delaware corporation, and Hearst-Argyle Television, Inc. (the “Company”), a Delaware corporation.

W I T N E S S E T H

     WHEREAS, Hearst and the Company entered into an Amended and Renewed Management Services Agreement dated as of August 29, 2000 (the “Amended and Renewed Management Services Agreement”);

     WHEREAS, Hearst and the Company entered into an Extension of the Amended and Renewed Management Services Agreement dated as of August 29, 2002; and

     WHEREAS, Hearst and the Company mutually desire to further extend the term of the Amended and Renewed Management Services Agreement as set forth hereinafter;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the term of the Amended and Renewed Management Services Agreement is hereby extended for each of the Managed Stations respectively until the earlier of: (i) Hearst’s divestiture of such Managed Station to a third party; (ii) if applicable, the exercise of the option granted to The Company for certain of the Managed Stations, pursuant to the Option Agreement of even date entered into between the parties hereto; or (iii) December 31, 2005, provided that, Hearst shall have the right to terminate this Agreement with respect to any Managed Station at any time upon 90 days prior written notice if the option period or right of first refusal period with respect to such Managed Station, as applicable, each as set forth in the Option Agreement, has expired without having been exercised.

     Except as expressly set forth herein, all terms and conditions of the Amended and Renewed Management Services Agreement shall continue in full force and effect. Unless otherwise defined herein, all capitalized terms shall have their respective meanings as set forth in the Amended and Renewed Management Services Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE HEARST CORPORATION		HEARST-ARGYLE TELEVISION, INC.

By:	/s/ Ronald J. Doerfler	By:	/s/ Jonathan C. Mintzer

	Name: Ronald J. Doerfler		Name: Jonathan C. Mintzer
	Title: Senior Vice President		Title: Vice President, General Counsel and
	and Chief Financial Officer		Secretary

	Dated: March 29, 2005		Dated: March 29, 2005